SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 27, 2012

PROVIDENT NEW YORK BANCORP

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35385	80-0091851
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

400 Rella Boulevard, Montebello, New York		10901
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (845) 369-8040

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) (c)	On November 27, 2012, the Company announced that Luis Massiani will succeed Steven V. Masterson as Chief Financial Officer of Provident New York Bancorp (the “Company”) and its principal subsidiary, Provident Bank effective as of December 15, 2012. Mr. Masterson’s departure is not because of any disagreement with the Company.

Mr. Massiani, age 46, was most recently Director of the investment banking department of Credit Suisse Securities LLC. Prior to joining Credit Suisse in May 2011, Mr. Massiani served first as Vice President, then later as Director, of the investment banking department of Citadel Securities LLC, from September 2009. From December 2007 until September 2009, Mr. Massiani worked in the Financial Institutions Group of Citigroup Global Markets Inc., first as an associate, and later as vice president in the financial institutions group.

A press release announcing Mr. Massiani’s appointment is attached hereto as Exhibit 99.1 and incorporated herein by reference.

(e)	Employment Agreement with Mr. Massiani. The Company and Provident Bank have entered into a three-year employment agreement with Mr. Massiani that will provide him with an annual base salary of $350,000 and an annual bonus under the Company’s Short-Term Incentive Plan and eligibility under the Company’s Long Term Compensation Program. Upon the commencement of his employment, Mr. Massiani will receive an incentive stock option covering 25,000 shares of Common Stock with a vesting period of 3 years, a restricted stock grant covering 12,000 shares of the Company’s common stock with a vesting period of 3 years, and he will be eligible to participate in the Company’s customary compensation and benefit plans. His employment agreement will provide for severance benefits in the event he is terminated following a change in control by the Company without “cause” or if he terminates his employment for “good reason” (as those terms are defined in his employment agreement), subject to timely execution of a general release of claims. Mr. Massiani has agreed to post-termination non-solicitation restrictions.

Separation Agreement with Mr. Masterson. The Company and Provident Bank have entered into a separation agreement with Mr. Masterson. Under the terms of that agreement, Mr. Masterson will continue to serve as Executive Vice President, Chief Financial Officer until 11:59 P.M. on December 14, 2012 (the “Resignation Date”). Thereafter, the Company will continue to pay Mr. Masterson’s salary through January 8, 2013. As of the Resignation Date, the incentive stock option covering 25,000 shares of the Company’s common stock and the restricted stock award covering 7,000 shares of the Company’s common stock will each be cancelled in their entirety in exchange for a cash payment calculated as set forth in the separation agreement. Mr. Masterson has provided a release of claims in connection with his resignation.

The above descriptions of Mr. Massiani’s employment agreement and Mr. Masterson’s separation agreement are qualified in their entirety by reference to the copies of agreement, which are respectively filed as Exhibits 10.1 and 10.2 hereto and incorporated herein by reference.

Amendments to the Employment Agreements of Messrs. Kopnisky, Whitwell, Peoples, and Bagatelle. Effective November 26, 2012, entered into amended employment agreements with each of Messrs. Kopnisky, Whitwell, Peoples, and Bagatelle. Under the amendments, each executive’s existing employment agreement will extend through November 30, 2015. Additionally, since Messrs. Bagatelle’s and Whitwell’s employment contracts had expired, the amendments were implemented by reinstating those contracts and also extending them through

November 30, 2015. The amendments also provide that, in the event of any termination of employment of Messrs. Kopnisky, Whitwell, Peoples, or Bagatelle within one year after a Change in Control (as defined in the original employment agreement), the executive will be entitled to a CIC Severance Payment equal to the sum of the executive’s base salary immediately prior to termination and the executive’s target bonus for the fiscal year that includes the date of termination; as well as that the Company will pay any terminated executive a monthly cash payment equal to the monthly COBRA premium in effect at the time of the termination for 18 months.

The foregoing description of the amended employment agreements is qualified in its entirety by reference to the form of the agreement, which is filed as Exhibit 10.3 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.

10.1	Employment Agreement among Provident New York Bancorp, Provident Bank and Luis Massiani †

10.2	Separation Agreement among Provident New York Bancorp, Provident Bank and Stephen V. Masterson †

10.3	Amendment to Employment Agreement among Provident New York Bancorp, Provident Bank and Mr. Kopnisky †

10.4	Amendment to Employment Agreement among Provident New York Bancorp, Provident Bank and Mr. Peoples †

10.5	Reinstated Employment Agreement among Provident New York Bancorp, Provident Bank and Mr. Whitwell †

10.6	Reinstated Employment Agreement among Provident New York Bancorp, Provident Bank and Mr. Whitwell † and Bagatelle

99.1	November 27, 2012 Press Release

†	Management compensatory plan or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PROVIDENT NEW YORK BANCORP

DATE: November 27, 2012	By:	/s/ Daniel Rothstein
Daniel Rothstein
Executive Vice President

EXHIBIT INDEX

The following exhibits are filed as part of this report:

10.1	Employment Agreement among Provident New York Bancorp, Provident Bank and Luis Massiani †

10.2	Separation Agreement among Provident New York Bancorp, Provident Bank and Stephen V. Masterson †

10.3	Amendment to Employment Agreement among Provident New York Bancorp, Provident Bank and Mr. Kopnisky †

10.4	Amendment to Employment Agreement among Provident New York Bancorp, Provident Bank and Mr. Peoples †

10.5	Reinstated Employment Agreement among Provident New York Bancorp, Provident Bank and Mr. Whitwell †

10.6	Reinstated Employment Agreement among Provident New York Bancorp, Provident Bank and Mr. Whitwell † and Bagatelle

99.1	November 27, 2012 Press Release

†	Management compensatory plan or arrangement